UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2006

            Longview Fibre Company

(Exact name of registrant as specified in its charter)

Washington	001-10061	91-0298760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            300 Fibre Way, Longview, Washington 98632

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (360) 425-1550

            Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 13, 2006, we entered into the first amendment to credit agreement (the “Amendment”), amending our credit agreement, dated as of December 23, 2005 (the “Credit Agreement”). The parties to the Amendment are Longview Fibre Company (the “Company”) and its wholly-owned subsidiary Longview Fibre Paper and Packaging, Inc., a Washington corporation (“LFPP”), various lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. This description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Amendment (i) adds to the Credit Agreement a new, $300 million senior secured term-loan facility (the “New Term Loan Facility”), (ii) modifies certain financial covenants and pricing terms set forth in the Credit Agreement and (iii) reduces from $150.0 million to $50.0 million the aggregate amount by which we may request an increase in the commitments under the existing $200.0 million term facility and the existing $200.0 million revolving facility under the Credit Agreement. The New Term Loan Facility was arranged by Banc of America Securities LLC, Bank of America, N.A. and Goldman Sachs Credit Partners, L.P. The New Term Loan Facility is subject to quarterly amortization payments of 1% per annum with the aggregate outstanding amount due on June 13, 2013.

Under the Credit Agreement as amended by the Amendment (the “Amended Credit Agreement”), the applicable margin for eurodollar rate loans other than under the New Term Loan Facility varies from 0.625% to 1.75%, and the applicable margin for base rate loans other than under the New Term Loan Facility and swingline loans that bear interest based on the alternate base rate varies from zero to 0.75%, in each case depending on the ratio of our consolidated funded indebtedness to our consolidated total capitalization. Until we have delivered to the lenders financial statements and compliance certificates for the fiscal quarter ending September 30, 2006, the applicable margin for such eurodollar rate loans will be no less than 1.5%, and the applicable margin for such base rate loans and swingline loans that bear interest based on the alternate base rate will be no less than 0.5%. The applicable margin for eurodollar rate loans under the New Term Loan Facility is 1.75%, and the applicable margin for base rate loans under the New Term Loan Facility is 0.75%.

Under the Amended Credit Agreement, the commitment fee for the revolving facility varies from 0.15% to 0.40%, depending on the ratio of our consolidated funded indebtedness to our consolidated total capitalization (subject to a 0.35% minimum until we have delivered to the lenders financial statements and compliance certificates for the fiscal quarter ending September 30, 2006), of the average daily unused commitments, exclusive of swingline loans.

Under the New Term Loan Facility, we are required to pay a ticking fee to the lenders, payable quarterly in arrears, from the period commencing upon the closing date and ending on the date the New Term Loan Facility is drawn in full, computed as a percentage, determined on the same basis as the commitment fee for the revolving facility, of the average daily unused commitments.

Under the Amended Credit Agreement, we are required to make mandatory prepayments of term-loan borrowings, including under the New Term Loan Facility, in the amount of

•	75% of the net cash proceeds we receive from sales of our property and assets (subject to customary exclusions), and

•	75% of the net cash proceeds we receive in excess of a specified annual threshold amount in connection with a casualty, condemnation or eminent domain proceeding (subject to customary exclusions),

and, except as otherwise permitted under the Amended Credit Agreement:

•	100% of the net cash proceeds we receive from the issuance or incurrence of any indebtedness; and

•	50% of the net cash proceeds we receive from the issuance of additional equity interests.

Under the Amended Credit Agreement, the maximum total debt to capitalization ratio is fixed at 65% and the interest coverage ratio is required to be at least 2.25:1 from June 13, 2006 through June 30, 2007 and at least 2.5:1 thereafter. For purposes of the minimum consolidated net worth covenant, the Amendment increased the maximum exclusion for future non-cash asset impairment charges from $30 million to $40 million.

We made an initial drawing of $225.0 million under the New Term Loan Facility on June 13, 2006 and drew $14.0 million under our revolving facility to fund the retirement of all $215.0 million principal amount of our 10% senior subordinated notes due 2009 and to pay tender and redemption premiums, accrued interest and fees and expenses in connection therewith.

Certain of the lenders under the Amended Credit Agreement or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services (including commercial banking, financial advisory and investment banking services) for us and our affiliates in the ordinary course of business, for which they have received or will receive customary fees and reimbursement of expenses. Certain of the lenders or their affiliates were holders of our 10% senior subordinated notes due 2009. U.S. Bank National Association, a co-documentation agent for the Amended Credit Agreement, acted as trustee under the indenture for the senior subordinated notes, receiving customary fees and reimbursement of expenses for such service. Goldman, Sachs & Co. (“Goldman”), an affiliate of Goldman Sachs Credit Partners L.P., which is a lender under the Amended Credit Agreement, has provided financial advisory services to us in connection with our plan to qualify as a real estate investment trust effective January 1, 2006 and has received customary financial advisory fees for such services. Goldman and Banc of America Securities LLC, an affiliate of Bank of America, N.A., are providing financial advisory services to us and have received, and are expected to receive in the future, customary financial advisory fees for such services.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 13, 2006, we consummated a tender offer and consent solicitation with respect to our 10% senior subordinated notes due 2009, purchasing $213.7 million principal amount of the senior subordinated notes, which we delivered to the trustee under the applicable indenture for cancellation. Concurrently with the cancellation of those notes on June 13, 2006, we sent a notice of redemption with respect to the remaining $1.3 million principal amount of the senior subordinated notes and irrevocably deposited with the trustee the funds sufficient to redeem such notes on the redemption date of July 13, 2006, consisting of the redemption price of 105% of the principal amount and accrued and unpaid interest to the redemption date. As a result, effective June 13, 2006, the senior subordinated note indenture among Longview Fibre Company, Longview Fibre Paper and Packaging, Inc. and U.S. Bank National Association, as trustee, was discharged and ceased to be of further effect as to all of the senior subordinated notes issued thereunder.

The original maturity date of the senior subordinated notes was January 15, 2009. The indenture governing the senior subordinated notes contained customary affirmative and negative covenants.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. The description of the Credit Agreement under the heading “New Credit Agreement” (other than the sixth paragraph thereunder) contained in Item 7 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2005, is incorporated by reference herein, except to the extent modified or superseded by the information in such Item 1.01.

We expect to use borrowing availability under the New Term Loan Facility to fund all or part of the cash portion of the special distribution on our common stock payable on August 7, 2006. See Item 8.01 in this Current Report on Form 8-K for additional information regarding the special distribution. The disclosure under the heading “Forward-Looking Statements” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 7.01	Regulation FD Disclosure.

On June 14, 2006, we issued a press release relating to, among other things, the declaration of a special cash-and-stock distribution to holders of our common stock and an amendment of our senior secured credit agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 8.01.	Other Events.

Special Distribution

Our board of directors has declared a special cash and stock distribution to holders of our common stock of $7.54 per share, or approximately $385 million in the aggregate, in connection with our plan to convert to a real estate investment trust (REIT). The special distribution will be payable on August 7, 2006 to shareholders of record at the close of business on June 26, 2006. Our common stock is expected to begin trading “ex-dividend” for the special distribution on June 22, 2006.

The aggregate amount of cash payable to shareholders in the special distribution, other than cash payable in lieu of fractional shares, will be limited to $77 million, or approximately 20% of the total amount of the special distribution. Subject to the limitation on the aggregate amount of cash included in the special distribution, for each share owned at the close of business on the record date for the special distribution, shareholders may elect to receive either (1) $7.54 in cash or (2) shares of our common stock having a market value of $7.54, determined based on the average closing price per share of our common stock on the New York Stock Exchange on the first three trading days after the July 26, 2006 election deadline, except that the special distribution will be made only in cash on any shares (referred to herein as “Cash-Only Shares”) that are at the close of business on June 26, 2006 (a) registered in the name of a record holder that owned fewer than 100 shares of record or (b) owned in any lot of fewer than 100 shares through a bank, broker or other nominee holding those shares in “street name” on behalf of the shares’ beneficial owner. If the total amount of cash to be included in the special distribution, other than cash to be paid in lieu of fractional shares, would otherwise exceed $77 million, then cash payments to shareholders that elect to receive cash will be prorated. If the aggregate number of shares of our common stock a shareholder would otherwise receive in the special distribution consists of a fractional share or a whole number of shares plus a fractional share, such shareholder will receive, in lieu of that fractional share, an amount of cash equal to the market value of that fractional share determined for purposes of the special distribution as described above.

A prospectus and election form for the special distribution will be mailed to shareholders promptly after June 26, 2006 and will describe in more detail the special distribution and the process by which eligible shareholders may elect to receive the special distribution in the form of cash and/or shares of our common stock. We expect the special distribution to be a taxable distribution to our shareholders, without regard to whether a particular shareholder receives the special distribution in the form of cash, shares of our common stock or a combination of cash and shares of our common stock.

Forward-Looking Statements

Except for historical information, the statements made in this Current Report on Form 8-K are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The ability of Longview Fibre Company (the “company”) to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “believe,” “propose” or other similar words or expressions. The forward-looking statements in this Current Report on Form 8-K include statements concerning the special distribution and the financing thereof. Forward-looking statements are based on the company’s estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties. Factors which could cause events, circumstances or actual results to differ materially from the forward-looking statements include, but are not limited to: the occurrence of events that require a change in the timing of the company’s REIT election; the company’s ability to satisfy complex technical rules in order to qualify for or maintain REIT status and to operate effectively within the limitations imposed by those rules; and unforeseen developments in the company’s business or in financial markets that could adversely affect the company’s ability to satisfy the conditions for borrowing additional amounts under its credit agreement.

Readers are cautioned not to place undue reliance on any of the forward-looking statements in this Current Report on Form 8-K, which reflect the views of company management as of the date hereof. The company cannot guarantee future results, levels of activity, performance or achievements. The company does not undertake any obligation to update any of the forward-looking statements contained in this press release. For additional information about factors that could impact future results, see the risk factors in the company’s most recent annual report on Form 10-K on file with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	First Amendment to Credit Agreement, dated as of June 13, 2006

99.2	Press release issued by Longview Fibre Company on June 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY (Registrant)

Date: June 14, 2006	By:	/s/ Lisa J. McLaughlin
Lisa J. McLaughlin Senior Vice President – Finance, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Amendment to Credit Agreement, dated as of June 13, 2006

99.2	Press release issued by Longview Fibre Company on June 14, 2006